CleanSpark Announces Production Version of Microgrid Value Stream Optimizer (mVSO)

New proprietary technology unlocks up to 25% savings over standard Microgrid configuration tools

PR Newswire

SALT LAKE CITY, May 2, 2019

SALT LAKE CITY, May 2, 2019 /PRNewswire/ -- CleanSpark, Inc.  (OTC: CLSK), a Microgrid and custom electrical equipment company with advanced engineering, software and controls for innovative distributed energy resource management systems, today announced that it has released a production version of its Microgrid Value Stream Optimizer (mVSO). This proprietary technology combines high level analytics of multiple PV arrangements and storage solutions to help customers save substantial amounts of money on their utility costs. CleanSpark's monitoring and control platform, mPulse, uses patented forecasting and real-time optimization logic to effectively translate the Microgrid solution configured through mVSO into long-term and effective operation of an installed Microgrid.

Matthew Schultz, CleanSpark's Chief Executive Officer, said, "The foundation of this mVSO platform is CleanSpark's industry-leading experience and deep understanding of Microgrid operations and the utility environment, including rates and incentive programs. Rather than rely on a black box algorithm coupled with a spreadsheet of projected savings, our mVSO displays in great detail how real savings can be achieved, down to 15-minute intervals. Customers only need to provide CleanSpark with a year's worth of utility interval data for our mVSO to begin its calculations. In some cases, an overall cost reduction of up to 90% can be achieved. CleanSpark's software follows an optimization path from Microgrid sizing and design all the way through to real-time operation, so customers can feel confident in the accuracy of the projected revenue and savings."

CleanSpark's recently announced $20 million capital raise provides an avenue to scale Microgrid projects into broad adoption. The Company is actively seeking beta version testing partners in the fields of development, engineering, EPC, solar, and energy storage vendor ecosystems. Projects and storage technologies evaluated by CleanSpark's mVSO platform and analytics team may be eligible for funding.

Interested parties are encouraged to inquire about these programs by contacting the Company directly at: info@cleanspark.com.

About CleanSpark, Inc.
CleanSpark provides advanced energy software and control technology that enables a plug-and-play enterprise solution to modern energy challenges. Our services consist of intelligent energy monitoring and controls, microgrid design and engineering, microgrid consulting services, and turn-key microgrid implementation services. CleanSpark's software allows energy users to obtain resiliency and economic optimization. Our software is uniquely capable of enabling a microgrid to be scaled to the user's specific needs and can be widely implemented across commercial, industrial, military, agricultural and municipal, deployment.

For more information on CleanSpark, please visit http://www.cleanspark.com.

Safe Harbor Statement:
Statements in this press release relating to plans, strategies, testing and operational performance, projections of results of specific activities and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. This release contains "forward-looking statements" that include information relating to future events and future financial and operating performance. The words "may," "would," "will," "expect," "estimate," "can," "believe," "potential" and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for the Company's products, the introduction of new products, the Company's ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company's liquidity and financial strength to support its growth, and other information that may be detailed from time-to-time in the Company's filings with the United States Securities and Exchange Commission (the "SEC").  For a more detailed description of the risk factors and uncertainties affecting the Company, please refer to the Company's recent SEC filings, which are available at http://www.sec.gov. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact - Investor Relations:
Brett Maas, Managing Partner
Hayden IR
(646)536-7331
brett@haydenir.com